Exhibit 99.1

Hall of Fame Resort & Entertainment Company Announces Third Quarter 2023 Results

FOR IMMEDIATE RELEASE

CANTON, Ohio (November 13, 2023) – Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) (the “Company”), the only resort, entertainment and media company centered around the power of professional football, announced its third quarter 2023 results for the period ended September 30, 2023.

“The performance of the last quarter is a great testament to the Company’s commitment to our gameplan”, shared Michael Crawford, HOFV President & CEO. “Our continued ability to execute and deliver against several key strategic initiatives allowed us to deliver record revenue in Q3. We are continuing to drive measurable growth within each of our business verticals, while responsibly implementing effective ways to reduce expenses. It is exciting to see the synergistic business and revenue model that we have been talking about “come to life” as our campus becomes increasingly operational, and our media and gaming enterprises continue to develop in meaningful ways as we continue to take steps to improve our balance sheet and achieve our long-term financial targets.”

Key Financial Highlights

●	Third quarter revenue was $8.7 million, an increase of 8% compared to the same period in the prior year. Third quarter results were driven by event and rental revenue at the Hall of Fame Village and by hotel revenue at the Doubletree by Hilton Downtown Canton.

●	Third quarter net loss attributable to shareholders was $16.4 million, compared to a net loss of $11.1 million in the same period in the prior year. The change was primarily driven by net interest expense and depreciation expense, partially offset by lower operating expenses.

●	Third quarter adjusted EBITDA was a loss of $5.5 million, compared to a loss of $7.8 million in the same period in the prior year, primarily driven by lower operating expenses related to lower event costs and sponsorship expenses. See page 3 for a reconciliation of net loss to EBITDA and adjusted EBITDA.

●	The Company finished its fiscal quarter with a cash balance, including $7.5 million in restricted cash, of $11.8 million, compared to $16.9 million, including $7.5 million of restricted cash, as of June 30, 2023. The lower cash balance was due to operating activities and increased capital expenditures related to construction activities.

Key Business Highlights

●	The Company hosted many large events at Hall of Fame Village including the USFL championship game, Women’s Football Alliance Championships, Northeast Ohio vs. America Showcase, the kickoff to the NFL Season with the Pro Football Hall of Fame Game, the Black College Hall of Fame Game, and Fantasy Football Expo.

●	Hall of Fame Village hosted an offering of large concerts and entertainment opportunities with the Zac Brown Band, Kidz Bop, Innovation in Brass, and the Tacos & Tequila Music Fest.

●	Hall of Fame Village Media announced the launch of Next Man Up: Inside the NFL Alumni Academy on Amazon Prime Video. The six-part docuseries that delves into the second season of the NFL Alumni Academy and follows the journey of recently cut NFL players as they strive to replace injured NFL players mid-season and get back into the league.

●	Hall of Fame Village Media, in partnership with BrinxTV, announced the launch of “John Brenkus Presents: The GOAT Code,” a groundbreaking series set to revolutionize the way we perceive the greatest pro football players of all time. The series kicked off during the Pro Football Hall of Fame’s 2023 Enshrinement Weekend with NFL great Champ Bailey.

Conference Call

The Company will host a conference call and webcast Tuesday, November 14, 2023, beginning at 8:30 a.m. ET, to provide commentary on the business. Investors and all other interested parties can access the live webcast and replay at the Company’s website: https://ir.hofreco.com.

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About Hall of Fame Resort & Entertainment Company

Hall of Fame Resort & Entertainment Company (NASDAQ: HOFV, HOFVW) is a resort and entertainment company leveraging the power and popularity of professional football and its legendary players in partnership with the Pro Football Hall of Fame. Headquartered in Canton, Ohio, the Hall of Fame Resort & Entertainment Company is the owner of the Hall of Fame Village a multi-use sports, entertainment and media destination centered around the Pro Football Hall of Fame’s campus. Additional information on the Company can be found at www.HOFREco.com

Forward-Looking Statements

Certain statements made herein are “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words and phrases such as “plan,” “opportunity,” “future,” “will,” “goal,” “enable,” “pipeline,” “transition,” “move forward,” “towards,” “build out,” “coming” and “look forward” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements are not guarantees of future performance, conditions, or results, and involve a number of known and unknown risks, uncertainties, assumptions, and other important factors, many of which are outside the Company’s control, which could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors that may affect actual results or outcomes include, among others, the Company’s ability to manage growth; the Company’s ability to execute its business plan and meet its projections, including obtaining financing to construct planned facilities and for working capital; litigation involving the Company; changes in applicable laws or regulations; general economic and market conditions impacting demand for the Company’s products and services, and in particular economic and market conditions in the resort and entertainment industry; the effects of the ongoing global coronavirus (COVID-19) pandemic on capital markets, general economic conditions, unemployment and the Company’s liquidity, operations and personnel; increased inflation; the inability to maintain the listing of the Company’s shares on Nasdaq; and those risks and uncertainties discussed from time to time in our reports and other public filings with the SEC. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Financial Measures

The Company reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”) and corresponding metrics as non-GAAP financial measures. The press release includes references to the following non-GAAP financial measures: EBITDA and adjusted EBITDA. These are important financial measures used in the management of the business, including decisions concerning the allocation of resources and assessment of performance. Management believes that reporting these non-GAAP financial measures is useful to investors as these measures are representative of the company’s performance and provide improved comparability of results. See the table below for the definitions of the non-GAAP financial measures referred to above and corresponding reconciliations of these non-GAAP financial measures to the most comparable GAAP financial measures. Non-GAAP financial measures should be viewed as additions to, and not as alternatives for the Company’s results prepared in accordance with GAAP. In addition, the non-GAAP measures the Company uses may differ from non-GAAP measures used by other companies, and other companies may not define the non-GAAP measures the company uses in the same way.

	For the Three Months Ended June 30,
	2023	2022
Adjusted EBITDA Reconciliation
Net loss attributable to HOFRE stockholders	$(16,419,075)	$(11,124,280)
(Benefit from) provision for income taxes	-	-
Interest expense, net	6,026,801	1,670,377
Depreciation expense	4,559,899	2,650,719
Amortization of discount on note payable	1,419,684	1,132,440
EBITDA	(4,412,691)	(5,670,744)

Change in fair value of warrant liability	(148,796)	(537,158)
Change in fair value of interest rate swap	(968,000)	(1,838,000)
Change in fair value of securities available for sale	(203,850)	128,000
Preferred stock dividends	266,000	266,000
Loss attributable to non-controlling interest	(11,277)	(101,202)
Adjusted EBITDA	$(5,478,614)	$(7,753,104)

Media/Investor Contacts:

Media Inquiries:	public.relations@hofreco.com
Investor Inquiries:	investor.relations@hofreco.com

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